Cypress Energy Partners, L.P. 8-K

Exhibit 3.4

FIRST AMENDMENT TO THE

CERTIFICATE OF FORMATION

OF

CYPRESS ENERGY PARTNERS GP, LLC

The undersigned, desiring to amend the Certificate of Formation of Cypress Energy Partners GP, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify:

1. The name of the limited liability company is Cypress Energy Partners GP, LLC.

2. The Certificate of Formation of the Company is hereby amended by deleting Paragraph 1 in its entirety and replacing it with the following new section:

“1. Name. The name of the limited liability company is: Cypress Environmental Partners GP, LLC.”

3. This Certificate of Amendment shall become effective on March 16, 2020.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has duly executed this First Amendment to the Certificate of Formation as of the 27th day of February, 2020.

CYPRESS ENERGY PARTNERS GP, LLC

By: Cypress Energy GP Holdings, LLC, its sole member

By:	/s/ Richard M. Carson
Richard M. Carson
Senior Vice President and
General Counsel

First Amendment to the Certificate of Formation